Exhibit 99.1

RELEASE:  IMMEDIATE
GETTY REALTY CORP. ANNOUNCES
FINANCIAL RESULTS FOR THE QUARTER AND SIX MONTHS
ENDED JUNE 30, 2007

JERICHO, NY, August 7, 2007 --- Getty Realty Corp. (NYSE:GTY) today reported its financial results for the quarter and six months ended June 30, 2007.

 Net earnings were $10.0 million for the quarter ended June 30, 2007 and $11.1 million for the quarter ended June 30, 2006, a decrease of $1.1 million. Net earnings were $20.5 million for the six months ended June 30, 2007 and $21.6 million for the six months ended June 30, 2006, a decrease of $1.1 million. Net earnings before discontinued operations were $8.9 million for the quarter ended June 30, 2007 and $11.1 million for the quarter ended June 30, 2006, a decrease of $2.2 million. Net earnings before discontinued operations were $19.3 million for the six months ended June 30, 2007 as compared to $21.6 million for the six months ended June 30, 2006, a decrease of $2.3 million.

Net earnings before discontinued operations for the quarter and six months ended June 30, 2007 include higher environmental, interest and depreciation and amortization expenses, which were partially offset by additional rental revenues from properties acquired and rent escalations as compared to the respective prior year periods.

The operating results and gains or losses from the disposition of real estate are reclassified as discontinued operations for properties that have been disposed of. Discontinued operations for the quarter and six months ended June 30, 2007 are primarily comprised of gains on dispositions of real estate.

Mr. Leo Liebowitz, Chairman of the Board and Chief Executive Officer commented, “Our results for the quarter and six months ended June 30, 2007 include the accretive effect of our $84.6 million acquisition of convenience store and gas station properties from various subsidiaries of FF-TSY Holding Company II, LLC (the successor to Trustreet Properties, Inc.), (“Trustreet”) a subsidiary of General Electric Capital Corporation, which was substantially completed at the end of the first quarter. These properties contributed $2.6 million of revenues from rental properties, which was offset by $0.8 million of depreciation and amortization expense and $1.3 million of interest expense, adding approximately $0.5 million to our bottom line for the quarter and six months ended June 30, 2007. We estimate that the acquisition will  be accretive to our net earnings by approximately $0.06 per share for 2007 and $0.07 per share on an annualized basis. We expect that the acquisition will be accretive to our FFO and AFFO on an annualized basis by approximately $0.20 per share and $0.08 per share, respectively.”

Revenues from rental properties increased by $2.5 million for both the quarter and the six months ended June 30, 2007 to $20.7 million and $38.7 million, respectively, as compared to $18.2 million and $36.2 million for the respective prior year periods. Rent received was $19.2 million for the quarter and $36.8 million for the six months ended June 30, 2007, as compared with $17.4 million for the quarter and $34.6 million for the six months period ended 2006. The increases in rent received were primarily due to rental income from property acquisitions and rent escalations. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis of $0.9 million for the quarter and $1.3 million for the six months ended June 30, 2007, as compared to $0.8 million and $1.6 million for the respective prior year period. Revenues from rental properties also increased due to the inclusion of $0.6 million of net amortization of above-market and below-market leases for the quarter and six months ended June 2007 related to the properties acquired in 2007. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases.

Gains on dispositions of real estate from continuing and discontinued operations, which are excluded from FFO and AFFO, increased by an aggregate of $1.0 million to $1.4 million for both the quarter and the six months ended June 30, 2007, as compared to $0.4 for the respective prior year periods.

Funds from operations, or FFO, were $11.3 million for the quarter and $23.6 million for the six months ended June 30, 2007, as compared to $12.7 million and $25.1 million for the respective prior year periods. Adjusted funds from operations, or AFFO, were $9.9 million for the quarter and $21.7 million for the six months ended June 30, 2007, as compared to $11.9 million and $23.5 million for the respective prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

Diluted earnings per share for the quarter and six months ended June 30, 2007, were $0.40 per share and $0.83 per share, respectively, as compared to $0.45 and $0.87 per share for the respective prior year periods. FFO for the quarter and six months ended June 30, 2007, were $0.46 per share and $0.95 per share, respectively, as compared to $0.51 per share and $1.01 per share for the respective prior year periods. AFFO for the quarter and six months ended June 30, 2007, were $0.40 per share and $0.88 per share, respectively, as compared to $0.48 per share and $0.95 per share for the respective prior year periods.

Environmental expenses, net for the quarter ended June 30, 2007 increased by $2.3 million to $3.1 million, as compared to $0.8 million for the prior year quarter and increased by $2.1 million to $4.0 million, as compared to $1.9 million for the six months ended June 30, 2007. The net increases were primarily due to a $1.5 million increase in change in estimated environmental costs, net of estimated recoveries from state underground storage tank funds, and a $0.7 million increase in environmental related litigation expenses and legal fees recorded in the second quarter of 2007 as compared to the comparable periods last year. The increases in the change in estimated environmental costs for the three and six months ended June 30, 2007 were due to the increase in project scope and cost forecasts at a limited number of properties, including one site where the estimated cost to complete the remediation was increased by approximately $1.3 million during the second quarter as a result of recently discovered off-site contamination and the decision to treat on-site contamination more aggressively than had been previously planned.

General and administrative expenses increased by $0.5 million for both the quarter and six months ended June 30, 2007 to $1.8 million and to $3.2 million, respectively, as compared to $1.3 million and $2.7 million for the respective prior year periods. The increases were due to increased professional fees recorded in the second quarter of 2007 and a credit of $0.2 million to insurance loss reserves recorded in the second quarter of 2006. The insurance loss reserves were established under a self funded insurance program that was terminated in 1997.

Depreciation and amortization expense increased by $0.7 million for both the quarter and six months ended June 30, 2007 to $2.7 million and $4.6 million, respectively, as compared to $2.0 million and $3.9 million for the respective prior year periods. Depreciation and amortization expense increased primarily due to the acquisition of properties.

Interest expense increased by $1.3 million to $2.2 million for the quarter and by $1.6 million to $3.2 million for the six months ended June 30, 2007, as compared to $0.9 million and $1.6 million for the respective prior year periods. Interest expense increased primarily due to additional borrowings used to finance the acquisition of properties.

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, August 8, 2007 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 913-981-5578 five to ten minutes before the scheduled start time and reference pass code 8746066. If you cannot participate in the live event, a replay will be available beginning on August 8, 2007 at noon though midnight, August 10, 2007. To access the replay, please dial 719-457-0820 and reference pass code 8746066.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,100 properties throughout the United States.

CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES”, “EXPECTS”, “PLANS”, “PROJECTS”, “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.  FOR EXAMPLE, THE STATEMENT THAT WE ESTIMATE THAT THE ACQUISITION OF PROPERTIES FROM TRUSTREET WILL INCREASE OUR EARNINGS BY $0.06 PER SHARE FOR 2007 AND $0.07 PER SHARE ON AN ANNUALIZED BASIS, AND BE ACCRETIVE TO OUR FFO AND AFFO ON AN ANNUALIZED BASIS BY APPROXIMATELY $0.20 PER SHARE AND $0.08 PER SHARE, RESPECTIVELY IS A FORWARD LOOKING STATEMENT. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS WELL AS IN THE OTHER FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
Assets:	2007	2006

Real Estate:
Land	$222,300	$180,409
Buildings and improvements	250,917	203,149
	473,217	383,558
Less – accumulated depreciation and amortization	(118,829)	(116,089)
Real estate, net	354,388	267,469
Deferred rent receivable	33,648	32,297
Cash and cash equivalents	1,844	1,195
Recoveries from state underground storage tank funds, net	4,147	3,845
Mortgages and accounts receivable, net	4,317	3,440
Prepaid expenses and other assets	6,744	1,037
Total assets	$405,088	$309,283

Liabilities and Shareholders' Equity:

Debt	$131,678	$45,194
Environmental remediation costs	18,392	17,201
Dividends payable	11,538	11,284
Accounts payable and accrued expenses	19,520	10,029
Total liabilities	181,128	83,708
Commitments and contingencies	~~--~~	~~--~~
Shareholders' equity:
Common stock, par value $.01 per share; authorized
50,000,000 shares; issued 24,764,875 at June 30, 2007 and 24,764,765 at December 31, 2006	248	248
Paid-in capital	258,769	258,647
Dividends paid in excess of earnings	(34,866)	(32,499)
Accumulated other comprehensive loss	(191)	(821)
Total shareholders' equity	223,960	225,575
Total liabilities and shareholders' equity	$405,088	$309,283

GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006

Revenues from rental properties	$20,727	$18,152	$38,710	$36,191

Expenses:
Rental property expenses	2,366	2,488	4,785	4,972
Environmental expenses, net	3,055	810	4,024	1,911
General and administrative expenses	1,780	1,333	3,233	2,740
Depreciation and amortization expense	2,706	1,995	4,569	3,910
Total expenses	9,907	6,626	16,611	13,533
Operating income	10,820	11,526	22,099	22,658

Other income, net	276	477	391	559
Interest expense	(2,224)	(918)	(3,188)	(1,628)
Net earnings before discontinued operations	8,872	11,085	19,302	21,589

Discontinued operations:
Net earnings (loss) from discontinued operations	(20)	27	(13)	54
Gain on dispositions of real estate from discontinued operations	1,172	-	1,172	-
Net earnings	$10,024	$11,112	$20,461	$21,643

Basic earnings (loss) per common share:
Net earnings before discontinued operations	$.35	$.45	$.78	$.88
Discontinued operations	(.05)	-	(.05)	-
Net earnings	$.40	$.45	$.83	$.88

Diluted earnings (loss) per common share:
Net earnings before discontinued operations	$.35	$.45	$.78	$.87
Discontinued operations	(.05)	-	(.05)	-
Net earnings	$.40	$.45	$.83	$.87

Weighted average shares outstanding:
Basic	24,765	24,725	24,765	24,721
Stock options and restricted stock units	22	22	21	25
Diluted	24,787	24,747	24,786	24,746

Dividends declared per share	$.465	$.455	$.920	$.910

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net earnings	$10,024	$11,112	$20,461	$21,643

Depreciation and amortization of real estate assets	2,706	1,995	4,569	3,910
Gains on dispositions of real estate	(220)	(423)	(266)	(457)
Non-FFO items reported in discontinued operations:
Depreciation and amortization of real estate assets	1	1	3	2
Gains on dispositions of real estate	(1,172)	-	(1,172)	-
Funds from operations	11,339	12,685	23,595	25,098
Deferred rental revenue (straight-line rent)	(901)	(772)	(1,320)	(1,594)
Deferred rental revenue (straight-line rent) reported in discontinued operations	32	(1)	(31)	(2)
Net amortization of above-market and below-market leases	(554)	-	(554)	-
Adjusted funds from operations	$9,916	$11,912	$21,690	$23,502

Diluted per share amounts:
Earnings per share	$.40	$.45	$.83	$.87
Funds from operations per share	$.46	$.51	$.95	$1.01
Adjusted funds from operations per share	$.40	$.48	$.88	$.95

Diluted weighted average shares outstanding	24,787	24,747	24,786	24,746

In addition to measurements defined by generally accepted accounting principles (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-FFO items reported in discontinued operations and extraordinary items. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

Getty believes that FFO is helpful to investors in measuring its performance because FFO excludes various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO include the significant impact of deferred rental revenue (straight-line rental revenue) and net amortization of above-market and below-market leases on its recognition of revenues from rental properties. Deferred rental revenue primarily results from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the initial term of these leases is recognized on a straight-line basis rather than when due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. GAAP net earnings and FFO may also include an income tax provision or benefit recognized due to adjustments in amounts accrued for uncertain tax positions related to being taxed as a C-corp., rather than as a REIT, prior to 2001. As a result, Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less straight-line rental revenue, net amortization of above-market and below-market leases and income taxes. Income taxes did not have a significant impact on our earnings for the periods presented, and accordingly, do not appear as a separate item in our statement of operations or reconciliation of AFFO from net earnings. In Getty’s view, AFFO provides a more accurate depiction than FFO of the impact of scheduled rent increases under these leases, rental revenue from in-place leases and Getty’s election to be taxed as a REIT beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact:	Thomas J. Stirnweis
(516) 478-5403